SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                               June 16, 2001
              Date of Report (Date of earliest event reported)



                           Whitemark Homes, Inc.
         (Exact name of registrant as specified in its charter)


                               0-8301
                        (Commission File No.)


      Colorado                                         25-302097
State or other jurisdiction                         (IRS Employer
   of incorporation)                                    Id. No.)



650 South Central Avenue, Oviedo, FL                     32765
Address of principal executive offices                (Zip code)



Registrant's telephone number,
      including area code                          (407) 366-9668;


                      Golden Triangle Industries, Inc.
                (Former name, if changed since last report)



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ITEM 5:  OTHER EVENTS

                      Change in the Corporation's Name

    On June 16, 2001, the Company held its annual meeting of shareholders in Orlando, Florida. One of the measures approved at the meeting was approval of a change in the Company's name. Formerly known as Golden Triangle Industries, Inc., the Company changed its name to Whitemark Homes, Inc.
This change is effective immediately.


                        Change in the Trading Symbol

    The Company's stock is traded in the Over the Counter market on the Electronic Bulletin Board. Accordingly, in association with the name change, the Company made application with the National Association of Securities Dealers for a new trading symbol. On June 20, 2001, the Company was notified that the Company's new trading symbol would be "WTMK". This new symbol became effective June 20 on the Electronic Bulletin Board.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 WHITEMARK HOMES, INC.


June 21, 2001                     /s/ Robert B. Early
                                  Robert B. Early
                                  Chief Financial Officer




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